N E W S R E L E A S E	TeraForce Reports Third Quarter 2004 Results

Contact:	Patty Dickerson, Investor Relations — 469-330-4969 pdickerson@teraforce-tech.com

RICHARDSON, TEXAS (November 10, 2004) – TeraForce Technology Corporation (OTCBB: TERA) today announced financial results for the third quarter ended September 30, 2004.

Financial Results

Net revenues in the third quarter of 2004 amounted to $1,439,000 versus $1,699,000 in the third quarter of 2003. Operating loss for the three months ended September 30, 2004 amounted to $1,143,000 versus an operating loss of $1,611,000 in the same period of 2003. For the first nine months of 2004 net revenues amounted to $8,414,000 and operating profit totaled $130,000. This compares with net revenues of $4,037,000 and an operating loss of $4,762,000 in the first nine months of 2003. The results for the first nine months of 2004 reflect product shipments of $5,014,000 and license fees of $3,400,000.

Engineering and development expenses in the third quarter of 2004 were $512,000 as compared to $582,000 in the third quarter of 2003. Selling and administrative expenses decreased to $1,101,000 in the third quarter of 2004 versus $1,171,000 in the third quarter last year.

Herman Frietsch, chairman and chief executive officer of TeraForce Technology Corporation commented, “The slight dip in net revenues for this period, following quarterly increases, reflects the variability in order flow during the early stages of production stemming from our design wins. The business we anticipate from design wins has not diminished. However, as we have indicated previously, variability will continue to be seen as we progress into more consistent production phases.

“Our base of business continues to grow and we are increasing our number of new program pursuits. Our recent transition to a direct sales force coupled with our new products are beginning to make a significant contribution to our growth expectations.

“From a broader perspective, the overall political and budgetary environment appears very promising for our target segments of the defense and homeland security markets. In addition we are seeing considerable consolidation activity within our industry. While this activity may present certain challenges, we believe it provides us with important opportunities that we can exploit effectively.”

Conference Call Scheduled
The Company will host a management conference call Thursday, November 11, 2004 at
3:30 p.m. Central Standard Time, to review the matters discussed in this release. Shareholders and investors interested in attending the conference call should dial 816-650-0765 ten minutes prior to the call and enter reservation code 28809669. A live webcast of the conference call will also be available on the TeraForce website at http://www.teraforcetechnology.com/ and click on “Investor Relations.”

A replay of the conference call will be available later that day from 5:00 p.m. Eastern Standard Time through 5:00 p.m. Eastern Standard Time on December 10, 2004. To access the playback, please call 402-220-2491. The reservation code for the replay is 2880669. A replay will be available online through the TeraForce website at http://www.teraforcetechnology.com/ and click on “Investor Relations.”

About TeraForce Technology Corporation
Based in Richardson, Texas, TeraForce Technology Corporation (OTCBB: TERA) designs, develops, produces and sells high-density embedded computing platforms and digital signal processing products, primarily for applications in the defense electronics industry. TeraForce’s primary operating unit is DNA Computing Solutions, Inc.

Except for the historical information contained herein, the statements in this announcement are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward looking statements. Factors that might cause such a difference include, but are not limited to, those relating to: general economic conditions in the markets in which the Company operates; success in the development and market acceptance of new and existing products; dependence on suppliers, third party manufacturers and channels of distribution; contingent liabilities; customer and product concentration; fluctuations in customer demand; maintaining access to external sources of capital; ability to attract and retain key management and technical personnel; issues regarding intellectual property rights; overall management of the Company’s expansion; and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Thousands of dollars, except share and per share data)

	September 30,	December 31, 2003
	2004
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$1	$165
Accounts receivable net of allowance of $30 in 2004 and 2003	660	1,935
Inventories	1,161	1,595
Prepaid expenses and other current assets	552	537

Total current assets	2,374	4,232
Property and equipment, net	293	378
Investment in affiliate	100	250
Other assets	804	488

	$3,571	$5,348

Liabilities and Stockholders’ Deficit

Current liabilities:
Current portion of notes payable $	6,520	$700

Accounts payable	952	552
Deferred revenue	—	1,550
Accrued liabilities	2,222	2,629
Total current liabilities	9,694	5,431
Long-term notes payable	765	5,909
Other long-term liabilities	150	795
Stockholders’ deficit:
Common Stock, $.01 par value; authorized 250,000,000 shares; 133,561,526 and 130,837,186 shares issued in 2004 and 2003, respectively	1,336	1,308
Additional paid-in capital	189,994	189,194
Accumulated deficit	(196,781)	(195,702)

	(5,451)	(5,200)
Less 400,474 shares of common stock in treasury at cost	(1,587)	(1,587)

Total stockholders’ deficit	(7,038)	(6,787)

	$3,571	$5,348

TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Thousands of dollars, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

		(unaudited)
Net revenues	$1,439	$1,699	$8,414	$4,037
Cost of revenues	969	1,108	3,013	2,765

Gross profit	470	591	5,401	1,272

Expenses:
Engineering and development	512	582	1,531	2,063
Selling and administrative	1,101	1,171	3,740	3,522
Write-off of receivable from unconsolidated affiliate	—	449	—	449
	1,613	2,202	5,271	6,034

Operating profit (loss)	(1,143)	(1,611)	130	(4,762)

Other income (expense):
Litigation costs, net of insurance reimbursement	(50)	(292)	(50)	(417)
Share of loss and adjustment to carrying value of unconsolidated affiliate	—	(333)	(50)	(702)
Interest expense	(364)	(407)	(1,099)	(775)
Other	(2)	(16)	(10)	(81)

	(416)	(1,048)	(1,209)	(1,975)

Net loss	$(1,559)	$(2,659)	$(1,079)	$(6,737)

Basic and diluted loss per share	$(.01)	$(.02)	$(.01)	$(.06)

Weighted average number of common shares outstanding (thousands) – basic and diluted	133,161	118,138	132,184	117,102

TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Thousands of dollars)

	Nine Months Ended September 30,
	2004	2003
	(unaudited)
Cash flows from operating activities:
Net loss $	$(1,079)	$(6,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Utilization of prepaid services	—	193
Depreciation and amortization	165	190
Amortization of deferred financing costs	713	510
Loss related to unconsolidated affiliate	50	1,151
Other	(248)	(462)
Changes in operating assets and liabilities:
Accounts receivable	1,275	(469)
Inventories	434	564
Deferred revenue	(1,550)	—
Accounts payable and accrued liabilities	(291)	155

Net cash used in operating activities	(531)	(4,905)

Cash flows from investing activities:
Capital expenditures	(63)	(22)
Investment in temporary cash investments	—	457
Proceeds from sale of partial interest in affiliate	100	—
Software development costs	(9)	(105)
Net cash provided by investing activities	28	330

Cash flows from financing activities:
Proceeds from issuance of notes payable	575	4,260
Proceeds from issuance of common stock	64	516
Principal payments on notes payable	(300)	(225)
Net cash provided by financing activities	339	4,551

Net decrease in cash and cash equivalents	(164)	(24)
Cash and cash equivalents, beginning of period	165	55

Cash and cash equivalents, end of period	$1	$31